TRIBUNE PUBLISHING REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS

Company Delivers Year-Over-Year Income Growth Along with Significant Growth in Digital Subscribers

CHICAGO, March 04, 2020 (GLOBE NEWSWIRE) - Tribune Publishing Company (NASDAQ:TPCO) today announced financial results for the fourth quarter and full year ended December 29, 2019. Unless otherwise noted, amounts and disclosures throughout this earnings release relate to continuing operations and exclude all discontinued operations including the Los Angeles Times, San Diego Union-Tribune and other assets of the California News Group (collectively, the “California properties”) and forsalebyowner.com.

2019 Full Year Highlights:
•Income from continuing operations increased by $43.0 million compared to 2018
•Earnings per share from continuing operations improved by $0.39 from prior year
•Total operating expenses decreased $100.9 million compared to 2018
•Adjusted EBITDA grew 8.0% to $101.4 million, an increase of $7.5 million over prior year
•Digital-only subscribers increased 33.6% to 334,000 at the end of the fourth quarter 2019, up from 250,000 at the end of the fourth quarter 2018
•The Company returned $62.9 million to shareholders through a $1.50 per share special dividend in the third quarter and a $0.25 dividend in the fourth quarter

Terry Jimenez, Tribune Publishing CEO and President, said, “In 2019 we continued to see sustained growth in our digital subscriptions business. Thanks to the efforts of our newsrooms, our digital-product and our digital-subscriber groups, we exceeded our goal of 330,000 digital-only subscribers in 2019, ending the year at 334,000. This represents an increase of 33.6% from last year and inspires confidence in the Company’s trajectory as it continues its digital transformation.”

Mr. Jimenez continued, “We made significant investments in the Company throughout the year, hiring more than 250 editorial employees in 2019. We also invested in our digital products, rolling out a new, state-of-the-art content management system. Furthermore, our relentless execution and cross functional leadership drove a significant year-over-year improvement in income from continuing operations and adjusted EBITDA, and we are pleased to be able to return capital to our shareholders through a recurring dividend. This demonstrates the confidence we have in our ability to generate cash flow. Our intense focus on our mission and our strategic initiatives will yield the best outcomes for our people, customers and shareholders. As we progress through 2020, we are optimistic about the strength of our business and the opportunities that lie ahead.”

At the core of our success is the journalism our newsrooms produce. Tribune remains a leading news source for our readers, and we are proud of the impact our reporting has across the communities we serve.”

2019 Fourth Quarter and Full Year Results
Fourth quarter 2019 total revenues were $252.3 million, down $31.2 million or 11.0% compared to $283.5 million for fourth quarter 2018. The decrease primarily reflects M segment revenue declines of $30.1 million and a $4.9 million revenue decrease associated with the Company's Transition Service Agreement with the California properties, partially offset by $2.9 million in increased digital only subscription revenue. Total revenues for the full year 2019 were $983.1 million, down 4.6% from 2018.

Fourth quarter 2019 total advertising revenue and digital advertising revenue were $105.8 million and $25.8 million, respectively. Excluding the impact associated with the 2018 agreement with Cars.com to convert Tribune Publishing's eight affiliate markets into Cars.com's direct retail channel, total digital advertising revenue would have increased 4.0% year-over-year.

Total operating expenses, including depreciation and amortization, in the fourth quarter of 2019 were $255.2 million, down 11.2%, compared to $287.4 million in the fourth quarter of 2018. Total operating expenses for the full year decreased $100.9 million from the prior-year period. These decreases resulted from the Company’s ongoing strong cost management.

Loss from continuing operations was $4.4 million in the fourth quarter of 2019, compared to income of $4.0 million in the fourth quarter of 2018, driven partially by an increase of $5.6 million in taxes. For the full year, the Company reported income from continuing operations of $3.1 million compared to a loss from continuing operations in 2018 of $39.9 million.

Adjusted EBITDA was $30.8 million in the fourth quarter of 2019, versus $46.5 million in the fourth quarter of 2018. Full year adjusted EBITDA of $101.4 million increased $7.5 million or 8.0% over 2018.

For the full year ended December 29, 2019, capital expenditures totaled $18.6 million. Cash balance at December 29, 2019, was $61.0 million, which excludes $37.3 million of restricted cash reflected in long-term assets.

Segment Results
The Company operates in two segments: M, which is comprised of the Company’s media groups excluding their digital revenues and related expenses, except digital subscription revenues when bundled with a print subscription, and X, which includes all digital revenues and related expenses of the Company from local Tribune Publishing websites, third party websites, mobile applications, digital-only subscriptions, Tribune Content Agency and BestReviews.

Included in the tables below is segment reporting for M and X for the fourth quarters of 2019 and 2018.
M
Fourth quarter 2019 M total revenues were $197.0 million, down 13.3% compared to the fourth quarter of 2019 reflecting primarily advertising revenue declines.

Fourth quarter 2019 operating expenses for M decreased 14.0% compared to the prior-year quarter, driven by ongoing cost management.

Fourth quarter 2019 income from operations for M was $2.1 million versus $0.5 million in the fourth quarter of 2018. Adjusted EBITDA was $22.5 million versus $33.2 million in the fourth quarter of 2018.

X
Total revenues for X for the fourth quarter of 2019 were $53.2 million, up 7.7%, primarily driven by growth in digital only subscription revenue and BestReviews.com, partially offset by the Cars.com impact. Fourth quarter 2019 advertising revenues for X decreased 1.8% year-over-year primarily due to the change in the Company’s Cars.com arrangement. Content revenues in the fourth quarter of 2019, which includes digital-only subscriptions, content syndication and ecommerce revenues, increased by 18.6% year-over-year.

Fourth quarter 2019 income from operations for X was $8.2 million versus $6.3 million in the fourth quarter of 2018. Adjusted EBITDA was $12.7 million versus $14.3 million in the fourth quarter of 2018.

Digital-only subscribers grew to 334,000, up 33.6% from the prior year and up 6.5% sequentially from the third quarter of 2019.

2020 Outlook
The Company expects full year 2020 Adjusted EBITDA will be a range of $100.0 million to $105.0 million.

For the first quarter of 2020, the Company expects revenue to range from $210.0 million to $215.0 million and Adjusted EBITDA to range from $12.0 million to $13.0 million.

Conference Call Details
Tribune Publishing will host a conference call to discuss the Company’s fourth quarter 2019 results at 5:00 p.m. Eastern Time (4:00 p.m. Central Time) on Wednesday, March 4, 2020. The conference call may be accessed via Tribune Publishing’s Investor Relations website at investor.tribpub.com or by dialing 844.209.4036 (478.219.0556 for international callers) and entering conference ID 3180299. An archived version of the webcast will also be available for one year on the Tribune

Publishing website. To access the replay via telephone, available until March 11, 2020, dial 855.859.2056 (404.537.3406 for international callers), conference ID 3180299.
Non-GAAP Financial Information
Adjusted EBITDA, Adjusted total operating expenses, Adjusted Net Income, and Adjusted Diluted EPS. These are not measures presented in accordance with generally accepted accounting principles in the United States ("U.S. GAAP" or "GAAP") and Tribune Publishing’s use of the terms Adjusted EBITDA, Adjusted total operating expenses, Adjusted Net Income, and Adjusted Diluted EPS may vary from that of others in the Company’s industry. Adjusted EBITDA, Adjusted total operating expenses, Adjusted Net Income, and Adjusted Diluted EPS should not be considered as an alternative to net income (loss), income from operations, operating expenses, net income (loss) per diluted share, revenues or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance or liquidity. Further information regarding Tribune Publishing’s presentation of these measures, including a reconciliation of Adjusted EBITDA, Adjusted total operating expenses, Adjusted Net Income and Adjusted Diluted EPS to the most directly comparable U.S. GAAP financial measure, is included below in this press release.

Cautionary Statements Regarding Forward-looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based largely on our current expectations and reflect various estimates and assumptions by us. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward-looking statements. Such risks, trends and uncertainties, which in some instances are beyond our control, include, without limitation, changes in advertising demand, circulation levels and audience shares; competition and other economic conditions; our ability to develop and grow our online businesses; changes in newsprint price and availability; our ability to maintain data security and comply with privacy-related laws; economic and market conditions that could impact the level of our required contributions to the defined benefit pension plans to which we contribute; decisions by trustees under rehabilitation plans (if applicable) or other contributing employers with respect to multiemployer plans to which we contribute which could impact the level of our contributions; our ability to maintain effective internal control over financial reporting; concentration of stock ownership among our principal stockholders whose interest may differ from those of other stockholders; and other events beyond our control that may result in unexpected adverse operating results. For more information about these and other risks see Item 1A (Risk Factors) of the Company’s most recent Annual Report on Form 10-K and in the Company’s other reports filed with the Securities and Exchange Commission.

The words “believe,” “expect,” “anticipate,” “estimate,” “could,” “should,” “intend,” “may,” “will,” “plan,” “seek” and similar expressions generally identify forward-looking statements. However, such words are not the exclusive means for identifying forward-looking statements, and their absence does not mean that the statement is not forward looking. Whether or not any such forward-looking statements, in fact occur will depend on future events, some of which are beyond our control. Readers are cautioned not to place undue reliance on such forward-looking statements, which are being made as of the date of this press release. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Tribune Publishing Company
Tribune Publishing (NASDAQ:TPCO) is a media company rooted in award-winning journalism.  Headquartered in Chicago, Tribune Publishing operates local media businesses in eight markets with titles including the Chicago Tribune, New York Daily News, The Baltimore Sun,  Orlando Sentinel, South Florida's Sun-Sentinel, Virginia’s Daily Press and The Virginian-Pilot, The Morning Call of Lehigh Valley, Pennsylvania, and the Hartford Courant.

In addition to award-winning local media businesses, Tribune Publishing operates national and international brands such as Tribune Content Agency and The Daily Meal and is the majority owner of the product review website BestReviews.

Our brands are committed to informing, inspiring and engaging local communities. We create and distribute content across our media portfolio, offering integrated marketing, media, and business services to consumers and advertisers, including digital solutions and advertising opportunities.

Investor Relations Contact:
Amy Bullis
Tribune Publishing Investor Relations
312.222.2102
abullis@tribpub.com

Media Contact:
Max Reinsdorf
Tribune Publishing Media Relations
847.867.6294
mreinsdorf@tribpub.com

Source: Tribune Publishing

###

Exhibits:
Consolidated Statements of Income (Loss)
Segment Income and Expenses
Consolidated Balance Sheets
Non-GAAP Reconciliations - Income (Loss) from Continuing Operations to Adjusted EBITDA
Non-GAAP Reconciliations - Total Operating Expenses to Adjusted Same-Business Operating Expenses
Non-GAAP Reconciliations - Net Income (Loss) to Adjusted Net Income and Adjusted Diluted EPS

TRIBUNE PUBLISHING COMPANY
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)
Preliminary

	Three months ended		Year ended
	December 29, 2019	December 30, 2018	December 29, 2019	December 30, 2018

Operating revenues	$252,270	$283,496	$983,149	$1,030,669

Operating expenses	255,191	287,392	975,992	1,076,881

Income (loss) from operations	(2,921)	(3,896)	7,157	(46,212)

Interest income (expense), net	21	320	499	(11,353)
Loss on early extinguishment of debt	—	—	—	(7,666)
Income (loss) on equity investments, net	267	(40)	(2,988)	(1,868)
Other non-operating income (expense)	(220)	3,570	45	14,513
Income (loss) from continuing operations before income taxes	(2,853)	(46)	4,713	(52,586)
Income tax expense (benefit)	1,557	(4,004)	1,620	(12,723)
Income (loss) from continuing operations	(4,410)	3,958	3,093	(39,863)
Income (loss) from discontinued operations, net of tax	10,233	(1,155)	(3,337)	289,510
Net income (loss)	5,823	2,803	(244)	249,647
Less: Income attributable to noncontrolling interest	1,788	385	4,825	856
Net income (loss) attributable to Tribune common stockholders	$4,035	$2,418	$(5,069)	$248,791

Net income (loss) attributable to Tribune per common share - Basic
Income (loss) from continuing operations	$(0.46)	$0.10	$(0.76)	$(1.15)
Income (loss) from discontinued operations	0.28	(0.03)	(0.09)	8.20
Net income (loss) attributable to Tribune per common share - Basic	$(0.18)	$0.07	$(0.85)	$7.05

Net income (loss) attributable to Tribune per common share - Diluted
Income (loss) from continuing operations	$(0.46)	$0.10	$(0.76)	$(1.15)
Income (loss) from discontinued operations	0.28	(0.03)	(0.09)	8.20
Net income (loss) attributable to Tribune per common share - Diluted	$(0.18)	$0.07	$(0.85)	$7.05

Weighted average shares outstanding
Basic	36,038	35,575	35,810	35,268
Diluted	36,038	35,880	35,810	35,268

TRIBUNE PUBLISHING COMPANY
SEGMENT INCOME AND EXPENSES
(In thousands)
(Unaudited)
The tables below show the segmentation of income and expenses for the three and twelve months ended December 29, 2019 as compared to the three and twelve months ended December 30, 2018. For both years, the three-month periods consist of 13 weeks and the twelve-month periods consist of 52 weeks.

	M		X		Corporate and Eliminations		Consolidated
	Three months ended		Three months ended		Three months ended		Three months ended
	Dec. 29, 2019	Dec. 30, 2018	Dec. 29, 2019	Dec. 30, 2018	Dec. 29, 2019	Dec. 30, 2018	Dec. 29, 2019	Dec. 30, 2018
Operating revenues	$197,048	$227,176	$53,249	$49,423	$1,973	$6,897	$252,270	$283,496
Operating expenses	194,910	226,661	45,032	43,150	15,249	17,581	255,191	287,392
Income (loss) from operations	2,138	515	8,217	6,273	(13,276)	(10,684)	(2,921)	(3,896)
Depreciation and amortization	4,993	5,306	4,026	6,491	3,302	3,898	12,321	15,695
Impairment	14,496	1,872	—	—	—	—	14,496	1,872
Adjustments	873	25,550	447	1,535	5,618	5,701	6,938	32,786
Adjusted EBITDA	$22,500	$33,243	$12,690	$14,299	$(4,356)	$(1,085)	$30,834	$46,457

	M		X		Corporate and Eliminations		Consolidated
	Year ended		Year ended		Year ended		Year ended
	Dec. 29, 2019	Dec. 30, 2018	Dec. 29, 2019	Dec. 30, 2018	Dec. 29, 2019	Dec. 30, 2018	Dec. 29, 2019	Dec. 30, 2018
Operating revenues	$782,501	$851,069	$182,719	$165,612	$17,929	$13,988	$983,149	$1,030,669
Operating expenses	738,293	846,122	167,141	152,698	70,558	78,061	975,992	1,076,881
Income (loss) from operations	44,208	4,947	15,578	12,914	(52,629)	(64,073)	7,157	(46,212)
Depreciation and amortization	21,222	17,419	11,274	19,819	14,818	16,024	47,314	53,262
Impairment	14,496	1,872	—	—	—	—	14,496	1,872
Adjustments	5,069	41,476	6,630	9,272	20,693	34,186	32,392	84,934
Adjusted EBITDA	$84,995	$65,714	$33,482	$42,005	$(17,118)	$(13,863)	$101,359	$93,856

TRIBUNE PUBLISHING COMPANY
SEGMENT INCOME AND EXPENSES (Continued)
(In thousands)
(Unaudited)
Segment M

	Three months ended			Year ended
	Dec. 29, 2019	Dec. 30, 2018	% Change	Dec. 29, 2019	Dec. 30, 2018	% Change
Operating revenues:
Advertising	$80,003	$101,258	(21.0%)	$307,138	$355,790	(13.7%)
Circulation	82,352	89,089	(7.6%)	336,823	349,975	(3.8%)
Other	34,693	36,829	(5.8%)	138,540	145,304	(4.7%)
Total revenues	197,048	227,176	(13.3%)	782,501	851,069	(8.1%)
Operating expenses	194,910	226,661	(14.0%)	738,293	846,122	(12.7%)
Income from operations	2,138	515	*	44,208	4,947	*
Depreciation and amortization	4,993	5,306	(5.9%)	21,222	17,419	21.8%
Impairment	14,496	1,872	*	14,496	1,872	*
Adjustments	873	25,550	(96.6%)	5,069	41,476	(87.8%)
Adjusted EBITDA	$22,500	$33,243	(32.3%)	$84,995	$65,714	29.3%

* Represents positive or negative change in excess of 100%

Segment X

	Three months ended			Year ended
	Dec. 29, 2019	Dec. 30, 2018	% Change	Dec. 29, 2019	Dec. 30, 2018	% Change
Operating revenues:
Advertising	$25,759	$26,239	(1.8%)	$92,158	$98,023	(6.0%)
Content	27,490	23,184	18.6%	90,561	67,589	34.0%
Total revenues	53,249	49,423	7.7%	182,719	165,612	10.3%
Operating expenses	45,032	43,150	4.4%	167,141	152,698	9.5%
Income from operations	8,217	6,273	31.0%	15,578	12,914	20.6%
Depreciation and amortization	4,026	6,491	(38.0%)	11,274	19,819	(43.1%)
Adjustments	447	1,535	(70.9%)	6,630	9,272	(28.5%)
Adjusted EBITDA	$12,690	$14,299	(11.3%)	$33,482	$42,005	(20.3%)

TRIBUNE PUBLISHING COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
Preliminary

	December 29, 2019	December 30, 2018
Assets
Current assets:
Cash	$60,963	$97,560
Accounts receivable, (net of allowances of $9,674 and $11,458)	112,754	145,463
Inventories	4,820	9,587
Prepaid expenses	15,114	18,197
Total current assets	193,651	270,807
Property, plant and equipment, net	123,913	144,963
Other assets
Goodwill	117,675	132,146
Intangible assets, net	69,165	77,229
Software, net	20,736	27,117
Lease right-of-use asset	99,480	—
Restricted cash	37,290	43,947
Other long-term assets	20,368	30,418
Total other assets	364,714	310,857
Total assets	$682,278	$726,627

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$46,482	$70,555
Employee compensation and benefits	36,305	61,001
Deferred revenue	42,773	51,114
Current portion of long-term lease liability	25,380	—
Current portion of long-term debt	105	405
Other current liabilities	24,317	21,203
Liabilities associated with discontinued operations	—	6,249
Total current liabilities	175,362	210,527
Non-current liabilities
Long-term lease liability	98,847	—
Pension and postretirement benefits payable	20,338	20,150
Long-term debt	6,857	6,799
Workers’ compensation, general liability and auto insurance payable	24,192	30,606
Deferred rent	—	25,424
Other obligations	8,355	20,053
Total non-current liabilities	158,589	103,032
Noncontrolling interest	63,501	39,756
Stockholders’ equity	284,826	373,312
Total liabilities and stockholders’ equity	$682,278	$726,627

TRIBUNE PUBLISHING COMPANY
NON-GAAP RECONCILIATIONS
(In thousands) (Unaudited)
Preliminary
Reconciliation of Income (Loss) from Continuing Operations to Adjusted EBITDA:

	Three months ended			Year ended
	Dec. 29, 2019	Dec. 30, 2018	% Change	Dec. 29, 2019	Dec. 30, 2018	% Change
Income (loss) from continuing operations	$(4,410)	$3,958	*	$3,093	$(39,863)	*
Income tax expense (benefit)	1,557	(4,004)	*	1,620	(12,723)	*
Interest income (expense), net	(21)	(320)	(93.4%)	(499)	11,353	*
Loss on early extinguishment of debt	—	—	*	—	7,666	*
Loss (gain) on equity investments, net	(267)	40	*	2,988	1,868	60.0%
Other non-operating income (expense)	220	(3,570)	*	(45)	(14,513)	(99.7%)
Income (loss) from operations	(2,921)	(3,896)	(25.0%)	7,157	(46,212)	*
Depreciation and amortization	12,321	15,695	(21.5%)	47,314	53,262	(11.2%)
Impairment	14,496	1,872	*	14,496	1,872	*
Restructuring and transaction costs (1)	4,833	29,846	(83.8%)	19,222	74,481	(74.2%)
Stock-based compensation	2,105	2,940	(28.4%)	13,170	10,453	26.0%
Adjusted EBITDA	$30,834	$46,457	(33.6%)	$101,359	$93,856	8.0%
* Represents positive or negative change in excess of 100%
(1) - Restructuring and transaction costs include costs related to Tribune's internal restructuring, such as severance, charges associated with vacated space, costs related to completed and potential acquisitions and a one-time charge related to the Consulting Agreement.

Adjusted EBITDA and Adjusted EBITDA margin
Adjusted EBITDA is a financial measure that is not calculated in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP” or "GAAP"). Management believes that because Adjusted EBITDA excludes (i) certain non-cash expenses (such as depreciation, amortization, impairment, stock-based compensation, and gain/loss on equity investments)and (ii) expenses that are not reflective of the Company’s core operating results over time (such as restructuring costs, including the employee voluntary separation program and gain/losses on employee benefit plan terminations, litigation or dispute settlement charges or gains, premiums on stock buybacks and transaction-related costs), this measure provides investors with additional useful information to measure the Company’s financial performance, particularly with respect to changes in performance from period to period.  The Company’s management uses Adjusted EBITDA (a) as a measure of operating performance; (b) for planning and forecasting in future periods; and (c) in communications with the Company’s Board of Directors concerning the Company’s financial performance. In addition, Adjusted EBITDA, or a similarly calculated measure, has been used as the basis for certain financial maintenance covenants that the Company was subject to in connection with certain credit facilities. Since not all companies use identical calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with U.S. GAAP. Instead, management believes Adjusted EBITDA should be used to supplement the Company’s financial measures derived in accordance with U.S. GAAP to provide a more complete understanding of the trends affecting the business.
Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for, or more meaningful than, amounts determined in accordance with U.S. GAAP. Some of the limitations to using non-GAAP measures as an analytical tool are: they do not reflect the Company’s interest income and expense, or the requirements necessary to service interest or principal payments on the Company’s debt; they do not reflect future requirements for capital expenditures or contractual commitments; and although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and non-GAAP measures do not reflect any cash requirements for such replacements.
The Company does not provide a reconciliation of Adjusted EBITDA guidance due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for restructuring and transaction costs, stock-based compensation amounts and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

TRIBUNE PUBLISHING COMPANY
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)
Preliminary
Reconciliation of Total Operating Expenses to Adjusted Same-Business Operating Expenses:
Adjusted same-business operating expenses consist of total operating expenses per the income statement, adjusted to exclude the impact of items listed in the Adjusted EBITDA non-GAAP reconciliation, the additional expenses related to the 2018 acquisitions (e.g. same-business) and the impact of the Transition Service Agreement expenses. Management believes that adjusted same-business operating expenses is informative to investors as it enhances the investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to prior periods.

	Three months ended December 29, 2019			Three months ended December 30, 2018
	GAAP	Adjustments	Adjusted Same- Business	GAAP	Adjustments	Adjusted Same- Business

Compensation	$85,867	$(3,196)	$82,671	$118,102	$(29,776)	$88,326
Newsprint and ink	12,951	1	12,952	17,786	—	17,786
Outside services	86,546	(3,671)	82,875	86,455	(2,068)	84,387
Other	43,010	(72)	42,938	47,482	(942)	46,540
Depreciation and amortization	12,321	(12,321)	—	15,695	(15,695)	—
Impairment	14,496	(14,496)	—	1,872	(1,872)	—

Total operating expenses	$255,191	$(33,755)	$221,436	$287,392	$(50,353)	$237,039

	Year ended December 29, 2019			Year ended December 30, 2018
	GAAP	Adjustments	Adjusted Same- Business	GAAP	Adjustments	Adjusted Same- Business

Compensation	$362,450	$(41,989)	$320,461	$443,084	$(75,305)	$367,779
Newsprint and ink	56,785	(3,994)	52,791	66,134	(3,025)	63,109
Outside services	328,333	(28,971)	299,362	348,827	(37,808)	311,019
Other	166,614	(49,900)	116,714	163,702	(39,552)	124,150
Depreciation and amortization	47,314	(47,314)	—	53,262	(53,262)	—
Impairment	14,496	(14,496)	—	1,872	(1,872)	—

Total operating expenses	$975,992	$(186,664)	$789,328	$1,076,881	$(210,824)	$866,057

TRIBUNE PUBLISHING COMPANY
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)
Preliminary
Reconciliation of Income (loss) From Continuing Operations available to Tribune common stockholders to Adjusted Income (Loss) from Continuing Operations available to Tribune common stockholders and Adjusted Diluted EPS :
Adjusted income (loss) from continuing operations available to Tribune common stockholders is defined as income (loss) from continuing operations available to Tribune common stockholders - GAAP excluding the adjustments for restructuring and transaction costs, net of the impact of income taxes.
Income (loss) from continuing operations available to Tribune common stockholders - GAAP consists of Net income (loss) from continuing operations per the Consolidated Statements of Income (Loss), less Income (loss) attributable to noncontrolling interests and the noncontrolling interest carrying value adjustment as set forth in the Earnings Per Share calculation in the Company's Form 10-K.
Adjusted Diluted EPS computes Adjusted income (loss) from continuing operations available to Tribune common stockholders divided by diluted weighted average shares outstanding.
Management believes Adjusted income (loss) from continuing operations available to Tribune common stockholders and Adjusted Diluted EPS are informative to investors as they enhance investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to future recurring projections.

	Three months ended
	December 29, 2019		December 30, 2018
	Earnings	Diluted EPS	Earnings	Diluted EPS
Income (loss) from continuing operations available to Tribune common stockholders - GAAP	$(16,865)	$(0.46)	$3,573	$0.10
Adjustments to operating expenses, net of 27.8% tax:
Restructuring and transaction costs	3,489	0.10	21,549	0.60
Adjusted income (loss) from continuing operations available to Tribune common stockholders - Non-GAAP	$(13,376)	$(0.36)	$25,122	$0.70

	Year ended
	December 29, 2019		December 30, 2018
	Earnings	Diluted EPS	Earnings	Diluted EPS
Loss from continuing operations available to Tribune common stockholders - GAAP	$(27,252)	$(0.76)	$(40,719)	$(1.15)
Adjustments to operating expenses, net of 27.8% tax:
Restructuring and transaction costs	13,878	0.39	53,775	1.52
Loss on extinguishment of debt	—	—	5,535	0.16
Adjusted income (loss) from continuing operations available to Tribune common stockholders - Non-GAAP	$(13,374)	$(0.37)	$18,591	$0.53